UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with his formal appointment as Chief Executive Officer of Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), as discussed below, on April 28, 2006, the Board of Directors of the Company (the “Board”) increased the annual base salary of Robert G. Johnson, Jr., M.D., Ph.D. to $400,000, effective May 1, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Officers.

Effective April 28, 2006, the Company’s Board of Directors formally appointed Robert G. Johnson, Jr., M.D., Ph.D., as Chief Executive Officer of the Company. Dr. Johnson has been serving in this capacity since February 14, 2006. Information with respect to Dr. Johnson is hereby incorporated by reference from Item 5.02 of the Current Report on Form 8-K filed by the Company on February 17, 2006.

Item 8.01 Other Events.

On April 28, 2006, the Board appointed Peter Davis, Ph.D., previously the Company’s lead independent director, as the Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: May 3, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn,
Senior Vice President, Legal and Corporate
Development, General Counsel and Secretary